Exhibit 21

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Assumed Names
Cheniere Corpus Christi Pipeline, L.P.	Delaware	None
Cheniere Creole Trail Pipeline, L.P.	Delaware	None
Cheniere Energy Investments, LLC	Delaware	None
Cheniere Energy Operating Co., Inc.	Delaware	None
Cheniere Energy Partners GP, LLC	Delaware	None
Cheniere Energy Partners, L.P.	Delaware	None
Cheniere Energy Shared Services, Inc.	Delaware	None
Cheniere FLNG, L.P.	Delaware	None
Cheniere FLNG-GP, LLC	Delaware	None
Cheniere International Investments, B.V.	Switzerland	None
Cheniere International, Inc.	Delaware	None
Cheniere LNG Financial Services, Inc.	Delaware	None
Cheniere LNG Holdings, LLC	Delaware	None
Cheniere LNG International S.A.R.L.	Netherlands	None
Cheniere Marketing, Inc.	Delaware	None
Cheniere LNG O&M Services, L.P.	Delaware	None
Cheniere LNG Services S.A.R.L.	France	None
Cheniere LNG Services, Inc.	Delaware	None
Cheniere LNG Terminals, Inc.	Delaware	None
Cheniere LNG, Inc.	Delaware	None
Cheniere LNG-LP Interests, LLC	Delaware	None
Cheniere Mgt Services, LLC	Delaware	None
Cheniere Pipeline Company	Delaware	None
Cheniere Pipeline GP Interests, LLC	Delaware	None
Cheniere Pipeline LP Interests, LLC	Delaware	None
Cheniere Resources, Inc.	Delaware	None
Cheniere Sabine Pass Pipeline, L.P.	Delaware	None
Corpus Christi LNG No. 2, L.P.	Delaware	None
Corpus Christi LNG, LLC	Delaware	None
Corpus Christi LNG-GP, Inc.	Delaware	None
Corpus Christi LNG-LP, Inc.	Delaware	None
Corpus Christi LNG-LP, LLC	Delaware	None
Creole Trail LNG, L.P.	Delaware	None
Creole Trail LNG-GP, Inc.	Delaware	None
Creole Trail LNG-LP, LLC	Delaware	None
Grand Cheniere Pipeline, LLC	Delaware	None
Sabine Pass LNG, L.P.	Delaware	None
Sabine Pass LNG-GP, Inc.	Delaware	None
Sabine Pass LNG-LP, LLC	Delaware	None
Sabine Pass Tug Services, LLC	Delaware	None